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                                                                   EXHIBIT 10.18

AMENDMENT NO. 2 TO ANCHOR TENANT AGREEMENT

     This Second Amendment ("Second Amendment") effective as of July ___, 2000 (the "Second Amendment Effective Date"), is entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and Salon Internet, Inc.("Interactive Content Provider" or "ICP"), a California corporation with its principal offices at 706 Mission Street, 2nd Floor, San Francisco, California 94103 (each, a "Party" and, collectively, the "Parties").

INTRODUCTION

     ICP and AOL are Parties to the Anchor Tenant Agreement effective as of August 1, 1998 as amended on August 1, 1999 and extended by letter dated November 10, 1999, December 2, 1999 and December 17, 1999 (the "Original Agreement"). Capitalized terms used in this Second Amendment without definition are as defined in the Original Agreement.

Recitals

     WHEREAS, AOL and ICP have agreed to renew and amend the Original Agreement;

     NOW, THEREFORE, in consideration of the terms and conditions set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AOL and ICP hereby agree to renew and amend the Original Agreement in accordance with the following terms and conditions:

Terms

1.   Amendments. The Original Agreement is hereby amended as follows:

Section 1.1 Anchor Tenancy shall be deleted in its entirety and amended to read as follows:

Beginning upon a mutually agreed date(s) after the Second Amendment Effective Date, AOL shall provide ICP with the placements set forth on Exhibit A-1. The placements described on Exhibit A-1 and any other promotions or placements provided by AOL to ICP shall be referred to as the "Placements." Except to the extent expressly described herein, the exact form, location and nature of the Placements shall be determined by AOL in its reasonable editorial discretion. The Placements shall link to the ICP Internet Site as provided on Exhibit A-1 or as determined by AOL in its reasonable editorial discretion.

Section 1.2 Content shall be amended by deleting all references to Exhibit A and replacing those references with Exhibit A-2.

Section 1.4 Management shall be renumbered as sub-section 1.4.1 ICP Management Responsibilities; Registration.

Article 1 shall be amended to include the following sub-section 1.4.2
Compliance:

In the event ICP fails to comply with any material term of this Agreement, including without limitation ICP's obligations under this Section 1.4, its promotional obligations under Section 2, the customization and integrity requirements of Section 5, or its obligations to provide the Content set forth on the Programming Plan, AOL will have the right (in addition to any other

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remedies available to AOL hereunder) to decrease the promotion it provides to
ICP hereunder and/or to decrease or cease any other contractual obligation of AOL hereunder until such time as ICP corrects its non-compliance, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder corresponding to such decrease in promotion.

Section 1.5 Carriage Fee and sub-sections 1.5.1 and 1.5.2, shall be deleted in their entirety and amended to read as follows:

ICP shall pay AOL $1,000,000 as follows: $375,000 on the Second Amendment Effective Date; and quarterly payments of $125,000 due on or before the dates which are three (3) months, six (6) months, nine (9) months, twelve (12) months, and fifteen (15) months respectively, after the Second Amendment Effective Date.

The first sentence of Section 1.6 Impressions Guarantee shall be deleted in its entirety and amended to read as follows:

AOL shall provide ICP with at least 46,00,000 Impressions (as defined below) from ICP's presence on the AOL Network (the "Impressions Guarantee") for the period beginning on the Second Amendment Effective Date through the end of the Renewal Term, (as defined in Section 6.1 below).

Section 6.1 Term shall be deleted in its entirety and amended to read as follows:

Unless earlier terminated as set forth herein, the renewal term of this Agreement shall be two (2) years from the Second Amendment Effective Date (the "Renewal Term"). Thereafter, AOL shall have the right to extend this Agreement for two (2) successive one (1) year periods (each, an "Extension Term"). Each such Extension Term shall be on the same terms and conditions contained herein, and ICP shall make payments during each Extension Term in the amounts provided for under Section 1.5. AOL shall exercise its option to extend this Agreement by providing ICP with written notice of such election no later than sixty (60) days prior to the expiration of the Renewal Term or the then-current Extension Term, as the case may be. Upon the expiration or earlier termination of this Agreement, AOL may, at its discretion, continue to promote one or more "pointers" or links from the AOL Network to an ICP Interactive Site and continue to use ICP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link").

Exhibit A shall be deleted in its entirety and replaced with Exhibit A-1, Placements and Exhibit A-2, Programming and Content. Copies of Exhibits A-1 and A-2 are attached hereto and incorporated herein by reference.

Exhibit B - Definitions shall be amended to include the following definition:

AOL.com. AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(SM)" brand, specifically excluding (a) the AOL Service, (b) any international versions of such site, (c) CompuServe.com, Netscape Netcenter, any other CompuServe or Netscape products or services or interactive sites, (d) "ICQ(SM)," "AOL Search," "AOL Instant Messenger(SM)," "AOL NetMail(SM)" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation,

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Content areas controlled by other parties and member-created Content areas), (f)
any programming or Content area offered by or through the U.S. version of the America Online brand service which was operated, maintained or controlled by the former AOL Studios division, (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the Effective Date and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

Change of Control. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a Party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such Party; or (ii) the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors.

Exhibit C, Standard Legal Terms and Conditions, Section I, AOL Network shall be amended to include the following paragraphs:

Kids and Teens Policies. At all times, ICP shall comply with AOL's then-standard policies regarding "child-designated content." As used herein, "child-designated content" means Content that is designed for: (i) Kids (children 12 and under); (ii) Young Teens (children ages 13-15); (iii) Mature Teens (children aged 16-17); and (iv) any combination of Kids, Young Teens, and Mature Teens. ICP shall ensure that all child- designated content (including all advertising in child-designated content areas) distributed on or through the ICP complies with any relevant written AOL policy (Kids, Young Teens, Mature Teens) that is provided in writing to ICP, including any obligations that such child-designated content be marked or tagged so that it may operate properly in connection with viewing restriction functionality provided to AOL Members. Without limiting the generality of the foregoing or any other provision of this Agreement, ICP shall notify AOL in writing whenever it intends to distribute child- designated content for these age groups on or through the ICP Internet Site to ensure proper age restriction categorization.

Insurance. At all times during the Term, ICP shall maintain an insurance policy or policies reasonably satisfactory to AOL and adequate in amount to insure ICP against all liability associated with the Licensed Content. ICP shall include AOL as a named insured party on such policy or policies. ICP shall provide AOL with a copy of such policy or policies within thirty (30) days after the Second Amendment Effective Date, failing which, in addition to other available remedies, AOL shall be entitled to delay the launch of the Licensed Content on the AOL Network (and reduce AOL's promotional and Impressions obligations proportionately). ICP shall promptly notify AOL of any material change in such policy or policies.

Exhibit C, Standard Legal Terms and Conditions, Section VIII, Miscellaneous, Survival shall be amended to provide that Section VIII will also survive the completion, expiration, termination or cancellation of this Agreement.

Exhibit C, Standard Legal Terms and Conditions, Section VIII, Miscellaneous, Assignment shall be deleted in its entirety and amended to read as follows:

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Assignment.  ICP shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of AOL. Assumption of this Agreement by any successor to ICP (including, without limitation, by way of merger or consolidation) shall be subject to AOL's prior written approval. In the event of (i) any Change of Control of ICP, or any assignment or assumption of this Agreement, without AOL's prior written consent or (ii) any Change of Control of AOL, AOL shall have the right to terminate this Agreement upon written notice to ICP. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

2. General. This Amendment and the Original Agreement are the entire agreement between the parties regarding the subject matter contained herein. This Amendment governs in the event of any inconsistency or conflict between the terms of this Amendment and the Original Agreement. Terms not defined herein shall have the meaning given to them in the Original Agreement. Except for the specific changes noted in this Amendment, the terms of the Original Agreement shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

  Agreed to by ICP:                 Accepted by AOL
  ----------------                  ---------------

  By:_____________________          By:_____________________

  Title:_____________________       Title:_____________________

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                                  EXHIBIT A-1
                                  PLACEMENTS

Channel                  Screen                               Promotion/integration
-------------------------------------------------------------------------------------------------
News                     Main                                 Rotating Text Promo
-------------------------------------------------------------------------------------------------
News                     Speak Out                            Rotating Text Promo
-------------------------------------------------------------------------------------------------
News                     Pundits Speak Out                    Rotating Text Promo
-------------------------------------------------------------------------------------------------
News                     Life: the Lighter Side               Rotating Text Promo
-------------------------------------------------------------------------------------------------
Entertainment            Movies                               Text Link
-------------------------------------------------------------------------------------------------
Sports                   Main                                 Rotating Text Promo
-------------------------------------------------------------------------------------------------
Sports                   Today's Line Up                      Rotating Text Promo
-------------------------------------------------------------------------------------------------
Sports                   Various Sports Screens               Rotating Text Promo
-------------------------------------------------------------------------------------------------

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                                  EXHIBIT A-2
                              PROGRAMMING/CONTENT

 .    ICP shall create and manage an HTML website of news, information, culture and entertainment for AOL's News channel pages.

 .    ICP shall create and manage a mix of daily, weekly and permanently archived articles and features for the AOL News channel

 .    All editorial areas of ICP's Interactive Site will be available to AOL.com.

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